EXHIBIT 8

Certificate of the Executive Vice President, Corporate Development and Chief
Financial Officer Pursuant to 18 U.S.C. Section 1350, as Enacted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002.

The following certifications accompany the annual report on Form 40-F pursuant to 18 U.S.C. Section 1350, as enacted pursuant to of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by 18 U.S.C. Section 1350, as enacted pursuant to the Sarbanes-Oxley Act of 2002, be deemed filed by Suncor Energy Inc. for the purposes of Section 18 of the Securities Exchange Act of 1934.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ENACTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                Suncor Energy Inc. (the “Registrant”), is filing its annual report on Form 40-F for the fiscal year ended December 31, 2002 (the “Report”) with the Securities and Exchange Commission.

                I, STEVEN W. WILLIAMS, Executive Vice President, Corporate Development and Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. section 1350, as enacted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

                                                (i)            the Report fully complies with the requirements of section 13(a) or 15(d) of the Exchange Act;  and

                                                (ii)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Registrant.

“STEVEN W. WILLIAMS”
STEVEN W. WILLIAMS
Executive Vice President, Corporate
Development and Chief Financial Officer
Suncor Energy Inc.

DATE:	April 3, 2003